As filed with the Securities and Exchange Commission on December 12, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICREDIT CORP.
(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

2000 LIMITED OMNIBUS AND INCENTIVE PLAN FOR AMERICREDIT CORP.
(Full title of the plan)

Chris A. Choate General Counsel AmeriCredit Corp. 801 Cherry Street, Suite 3900 Fort Worth, Texas 76102 (817) 302-7000	Copy to: L. Steven Leshin Jenkens & Gilchrist, P.C. 1445 Ross Avenue Suite 3200 Dallas, Texas 75202
(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)

Common	7,000,000	$7.54	$52,780,000	$4,856

(1)
Additional shares reserved for issuance under the 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “Plan”). Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)
Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 7,000,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options or other awards, at a price per share of $7.54, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on December 5, 2002.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (File No. 333-53174), relating to the Plan, the contents of which are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AmeriCredit Corp. (the “Company”) hereby incorporates by reference in this registration statement the separate Registration Statement on Form S-8 (File No. 333-53174), relating to the Plan.

Item 3.    Incorporation of Documents by Reference

The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”):

(1)  the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

(2)  the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2002;

(3)  the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2002;

(4)  the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2002;

(5)  the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2002;

(6)  the description of Common Stock, par value $.01 per share (the “Common Stock”), of the Company set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updated such description; and

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

(7)  all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 8.    Exhibits.

(a)  Exhibits

The following documents are filed as a part of this registration statement.

Exhibit	Description of Exhibit

4.1
Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.5 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.2
Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.3
Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.4	Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

5.1	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1	Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Power of Attorney (see signature page of this registration statement).

Item 9.    Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 12, 2002.

AMERICREDIT CORP.

By:	/s/ Michael R. Barrington
Michael R. Barrington, Vice Chairman, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below designates and appoints Michael R. Barrington, Chris A. Choate and J. Michael May, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Clifton H. Morris, Jr.	Executive Chairman of the Board	December 12, 2002
Clifton H. Morris, Jr.

/s/ Michael R. Barrington	Vice Chairman, President, Chief Executive Officer and	December 12, 2002
Michael R. Barrington	Director
(Principal Executive Officer)

/s/ Daniel E. Berce	Vice Chairman, Chief Financial Officer and Director	December 12, 2002
Daniel E. Berce	(Principal Financial and
Accounting Officer)

/s/ Edward H. Esstman	Vice Chairman and Director	December 12, 2002
Edward H. Esstman

/s/ James H. Greer	Director	December 12, 2002
James H. Greer

/s/ Kenneth H. Jones, Jr.	Director	December 12, 2002
Kenneth H. Jones, Jr.

/s/ A.R. Dike	Director	December 12, 2002
A.R. Dike

/s/ Douglas K. Higgins	Director	December 12, 2002
Douglas K. Higgins

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.5 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with Commission).

4.2
Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.3
Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.4	Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

5.1	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1	Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Power of Attorney (see signature page of this registration statement).